         FORM OF GLOBAL NOTE RELATING TO THE 4.875% SUBORDINATED NOTES
                    DUE 2013 OF WILMINGTON TRUST CORPORATION





                                   EXHIBIT 4.3

                                SUBORDINATED NOTE

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL IN AS MUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF WILMINGTON TRUST CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                          WILMINGTON TRUST CORPORATION
                  4.875% SUBORDINATED NOTE DUE APRIL 15, 2013


                                                                 CUSIP 971807AC6

NO. 1

         WILMINGTON TRUST CORPORATION, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to

                                   CEDE & CO.


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or registered assigns, the principal sum of TWO HUNDRED FIFTY MILLION DOLLARS
($250,000,000.00) on April 15, 2013 (the "Maturity Date"), and to pay interest on said principal sum semiannually on October 15 and April 15 in each year (individually referred to as an "Interest Payment Date" and collectively as the "Interest Payment Dates"), commencing October 15, 2003 at the rate of 4.875% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, from April 4, 2003, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be October 1 or April 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, provided that interest payable on the Maturity Date shall be payable to the Person to whom the principal hereof is payable. In the event any Interest Payment Date is not a Business Day, interest will be paid on the next succeeding Business Day. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes of the series shown above may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of and interest on this Note due on the Maturity Date will be made in immediately available funds upon presentation of this Note. For the purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in the City of Wilmington, Delaware are open for business. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in Wilmington, Delaware, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest (other than interest payable on the Maturity Date) may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register at the close of business on the Regular Record Date or by wire transfer to an account designated by such Person in writing; and provided further that any interest payments made on this Note while it is a Global Security shall be paid by wire transfer to an account designated by the Depositary.

         This Note is one of a duly authorized issue of subordinated notes of the series designated above of the Company (herein called the "Notes"), issued and to be issued under an indenture dated as of May 4, 1998 (the "Indenture"), between the Company and Norwest Bank Minnesota, National Association (now Wells Fargo Bank Minnesota, National Association), as trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated above, limited (except as provided in the Indenture) in aggregate principal amount to $250,000,000.00.

         The Notes of this series are not redeemable prior to maturity and will not be subject to any sinking fund.

         The indebtedness of the Company evidenced by the Notes of this series, including the principal hereof and interest hereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to holders of Senior Indebtedness and creditors in respect of


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General Obligations, and each Holder of Notes of this series, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration of the payment of principal of the Notes upon a default in the payment of interest on the Notes or in the performance of any covenant of the Company in the Indenture or the Notes.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency herein and in the Indenture prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         This Note shall be construed in accordance with and governed by the laws of the State of New York.

         All terms not defined herein shall have the respective meanings ascribed to them in the Indenture referred to herein.

         Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under such Indenture, this Note shall not be entitled to any benefits under such Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.

                                        WILMINGTON TRUST CORPORATION
Dated: _________, 2003


                                        By:
                                                 -------------------------------
                                        Title:   Executive Vice President and
                                                 Chief Financial Officer

                                        ATTEST:



                                        By:
                                                 -------------------------------
                                        Title:   Assistant Secretary


                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

Wells Fargo Bank Minnesota, National Association, as Trustee

By
         -----------------------------------------------------
         Authorized Officer

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                         ------------------------------
                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                  TEN COM -- as tenants in common

                  TEN ENT -- as tenants by the entireties

                  JT ENT -- as joint tenants and not as tenants in common

                  UNIF GIFT MIN ACT..........Custodian...............
                                              (Cust)
                                    under Uniform Gift to Minors Act
                                  ....................................
                                              (State)

Additional abbreviations may be used though not in the above list.

                         ------------------------------


FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE

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Name and address of assignee, including zip code, must be printed or typewritten


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the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

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Attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated:
       --------------------------            -----------------------------------

                                             -----------------------------------


         NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member of the New York Stock Exchange.


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